SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HERITAGE CAPITAL APPRECIATION TRUST

HERITAGE GROWTH AND INCOME TRUST

HERITAGE INCOME TRUST

HERITAGE SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important information about your upcoming shareholders’ meeting

Capital Appreciation Trust Core Equity Fund Diversified Growth Fund Growth and Income Trust High Yield Bond Fund International Equity Fund Mid Cap Stock Fund Small Cap Stock Fund

I want to let you know that an important proxy statement package is being mailed within the next few days to you and your clients that own Heritage equity funds. Please take a fewminutes to look over the proposals when you receive your package and contact us with any questions you have.

The agenda for the upcoming shareholders’ meeting includes elections to the Board of Trustees and a number of initiatives aimed at operating the funds more efficiently. The proposals are not expected to change the funds’ investment strategies, level of investment risk or the manner in which the funds are managed.

Please help us avoid the added expense and delay of obtaining shareholder votes – urge your clients to vote promptly.

Please encourage your clients to vote as you speak with them about the proposals. We have taken steps to simplify the proxy review and voting processes as part of our efforts to gather votes promptly.

•      A Q&A discussion included in the proxy package provides a quick overview of several of the proposals. Click here to view the Q&A.

•      A table in the proxy statement will help shareholders quickly identify the proposals that affect their funds.

•      Detailed instructions for voting on the internet, telephone or by mail are included on the ballot.

The complete proxy package can also be found at www.HeritageFunds.com.

We value the trust and confidence you place with us and are proud to be an integral part of your investment strategies for clients. Please call or e-mail for assistance with any questions that may arise.

Heritage Client Services: (800) 421-4184, Option 5, ClientServices@HeritageFunds.com

Regards,

Please note:	Stephen G. Hill
The proposals do not affect	President
Heritage Money Market Funds	Heritage Asset Management

Your Shareholder Vote is Critical

You will soon receive an important proxy package about an upcoming shareholder meeting that affects the Heritage Fund(s) you own. The package includes details on proposals that require a shareholder vote. The package will contain everything you need to vote your shares.

Your prompt response is critical because it will help ensure that the shareholder meeting will be held as scheduled and avoid the costs of doing follow-up mailings to those who haven’t voted.

Heritage Mutual Funds

CAPITAL APPRECIATION TRUST

CORE EQUITY FUND

DIVERSIFIED GROWTH FUND

GROWTH AND INCOME TRUST

HIGH YIELD BOND FUND

INTERNATIONAL EQUITY FUND

MID CAP STOCK FUND

SMALL CAP STOCK FUND

If you have questions, please call Heritage Client Services at (800) 421-4184, 8:30 a.m. to 5:30 p.m. Eastern time for assistance.

To vote your proxy, please use the phone number and instructions listed on the proxy card you will be receiving.
www.HeritageFunds.com

            P.O. BOX 9112

FARMINGDALE, NY 11735

Hi, my name is __________________ and this is a courtesy call from MIS. I am a proxy representative, on behalf of the Heritage Funds. Is (shareholder name) available?

When correct shareholder comes on the line:

Hi Mr./Ms. __________________, my name is __________________ and I am calling from MIS since you are a shareholder of the Heritage Funds. Recently, you were mailed proxy materials for the upcoming Special Meeting of Shareholders scheduled for November 6, 2006. Have you received the materials?

If the shareholder answers:

Hi Mr./Ms. __________________, I am calling from MIS because you are a shareholder of the Heritage Funds. Recently, you were mailed proxy materials for the upcoming Special Meeting of Shareholders scheduled for November 6, 2006.

Have you received the materials?

If Not Received:

I can resend the voting materials to you. You should receive them within 3 to 5 business days. Once received and reviewed, there are several options for you to place your vote. You may vote by mail by completing the card, signing and dating it and then mailing it back in the prepaid envelope, use the automated phone system, the number is 1-888-221-0697 or vote online at www.proxyweb.com. You may also call us directly at 1-877-777-3280 or if you would like, we can schedule a call back for a later date.

IF NO (regarding re-mailing):

Mr./Ms. __________________ may I please verify your mailing address so I may send you another copy of the materials?

Verify address and make any changes.

The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.

Mr./Ms. __________________ would you like me to schedule a call back in a few days after you have had a chance to review the materials? We will give you a call within a week once you have had time to review the materials. Thank you for your time and have a great day/evening.

If Received:

Have you had a chance to review the materials and are there any questions I can answer for you?

If you have no further questions, would you like to take this opportunity to place your vote with me now over the phone?

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If Shares were sold After Record Date:

Since you were a shareholder on the date of record, which was September 8, 2006, you are still entitled to cast your vote. If you would like, I can go over the proxy materials with you now and assist you in placing your vote.

IF YES HOUSEHOLD:

The process will only take a few moments.

1.	I will introduce myself again and give the date and time.

2.	I will then ask your permission to record your vote.

3.	At that point, I will ask you to verify your full name and mailing address, city, state and zip code to confirm ownership of your account.

May I take your vote now?

Thank you, for your protection this phone call will be recorded.

My name is __________________ from MIS, on behalf of the Heritage Funds.

Today’s date is __________________ and the time is ________________ E.T.

Mr./Ms. __________________ do I have your permission to record your vote?

For the record, would you please state your full name and full mailing address?

Each Fund’s Board of Trustees has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for these proposals. Do you wish to support the Board’s recommendation for each of your accounts?

IF YES CORPORATE:

This process will only take a few moments.

1.	I will introduce myself again and give the date and time.

2.	I will ask your permission to record your vote.

3.	Then I will ask you to verify your full name and your company’s full mailing address, city, state, and zip code.

4.	Finally I will ask you to confirm that you are authorized to vote on this account.

May I take your vote now?

Thank you, for your protection this phone call will be recorded.

My name is __________________ from MIS, on behalf of the Heritage Funds.

Today is __________________ and the time is ________________ E.T.

Mr./Ms. __________________ do I have your permission to record your vote?

For the record, would you please state your full name and company mailing address?

Are you authorized to vote these shares?

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Each Fund’s Board of Trustees has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for these proposals. Do you wish to support the Board’s recommendation for each of your accounts?

For Favorable Vote:

Mr./Ms. __________________ I have recorded your vote as follows, for all of your Heritage Funds accounts you are voting the Board’s recommendation in favor of the proposals as set forth in the proxy materials you received, is that correct?

For Non-Favorable Vote:

Mr./Ms. __________________ I have recorded your vote as follows, for all of your Heritage Funds accounts you are voting against the proposals as set forth in the proxy materials you received, is that correct?

For Abstentions:

Mr./Ms. __________________ I have recorded your vote as follows, for all of your Heritage Funds accounts you are abstaining on the proposals as set forth in the proxy materials you received, is that correct?

Record all votes as shareholder requests and confirm by reading back their choices.

Within the next 72 hours we will mail you a written confirmation of your vote. If we have not recorded your information correctly or if you wish to change your vote, please call 1-877-777-3280 to let us know. Also, please be aware that your vote cannot be changed with us by phone after 9:00PM November 5, 2006. Thank you very much for your participation and have a great day/evening.

If Not Interested:

Sorry for the inconvenience today. Please be aware that as a shareholder, your vote is important. Please fill out your proxy card at your earliest convenience, sign it, date it and mail it back in the prepaid envelope. If you would rather not do that, you can always vote over the phone with an automated system at 1-888-221-0697 or on the Internet at www.proxyweb.com. The only thing you will need is the control number on your proxy card, which is the shaded number on your proxy card. Thank you again for your time today, and have a wonderful day/evening.

IF YES:

Thank you very much Sir/Madame, we will give you a call back at your convenience on __________________ at _________ o’clock your time. Should you have any further questions prior to our call back, please feel free to call MIS at 1-877-777-3280. Thank you for your time and have a great day/evening.

IF NO:

Sorry for the inconvenience today, but we would like to ensure you, that as a shareholder, your vote is important. Please vote your shares by filling out the proxy card, signing and dating it or if you would like to vote by phone, you may do so by calling us at 1-877-777-3280, or call the automated system at 1-888-221-0697. You can also vote via the Internet at www.proxyweb.com. Please understand that you have the opportunity to vote on these important proposals. Thank you for your time and participation today and have a good day/evening.

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ANSWERING MACHINE MESSAGE:

Hello, my name is _____________________ and I am a proxy representative for MIS, on behalf of the Heritage Funds with which you are a shareholder. You should have received materials in the mail recently concerning the Special meeting of Shareholders scheduled for November 6, 2006.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy card has all of the details, or you may call us toll free at 1-877-777-3280 to answer any questions you may have and also to cast your vote directly over the phone.

Thank you in advance for your time and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling the Heritage Funds meeting line. Our offices are now closed. Please call us back during our normal business hours – which are, Monday through Friday, 9:30AM – 9:00PM and Saturday 10:00AM – 6:00PM E.T. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Heritage Funds meeting line. All of our representatives are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Heritage Funds Proxy Client Service Center. The Shareholder meeting scheduled for November 6th, 2006 was held successfully and all proposals were passed favorably. As a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Heritage Funds, please contact your Financial Advisor or call 1-800-421-4184. Thank you for investing with Heritage Funds.”

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Q&A	Heritage Mutual Funds CAPITAL APPRECIATION TRUST CORE EQUITY FUND DIVERSIFIED GROWTH FUND GROWTH AND INCOME TRUST HIGH YIELD BOND FUND INTERNATIONAL EQUITY FUND MID CAP STOCK FUND SMALL CAP STOCK FUND

for your upcoming shareholders’ meeting

Important information to help you vote on proposals.

The following discussion is designed to provide you with important information regarding the upcoming shareholders’ meeting for the Heritage Funds listed. You will receive a proxy statement package with complete details about the proposals under consideration. We appreciate you placing your trust in the Heritage Funds and look forward to helping you achieve your financial goals.

Purpose of the proxy.

The Board of Trustees for each of the Heritage Funds (the “Funds”) listed above has called a special shareholders’ meeting to consider a number of proposals aimed at operating the Funds more efficiently. The proxy statement outlines these changes and seeks your vote on the proposals. The statement is being mailed to those who owned shares of the Funds on September 8, 2006.

What proposals am I being asked to vote on?

You are being asked to vote on proposals that affect you and the Fund(s) in which you own shares. The proxy statement includes proposals to:

•	Elect Trustees to the Board of Trustees

•	Re-classify the investment objective of each Fund as non-fundamental

•	Modernize the investment restrictions of each Fund

•	Approve a new investment advisory agreement and certain new subadvisory agreements

•	Approve a manager of manager’s structure

The proxy statement includes a table that quickly allows you to see which proposals affect you and describes each proposal in detail. A ballot for each Fund in which you own shares is included with your proxy statement.

Why is it important that I vote?

As a shareholder, you have a right to vote your shares on the proposals and your vote can only be considered if the required number of votes are received on each item. Voting promptly saves the added expense and delay of obtaining the necessary votes from shareholders.

What role does the Board play?

The Trustees serve as your representatives. They are fiduciaries and have an obligation to serve the best interests of shareholders. The Trustees review Fund performance, oversee Fund activities and review contractual arrangements with companies that provide services to the Funds.

Do Board members receive fees for their services?

Each Trustee who has no affiliation with management (an “Independent Trustee”) receives a fee for his or her service on the Board. The proxy statement provides details about each Nominee and the fees paid to each Independent Trustee. Two Nominees are affiliated with management and the remaining Nominees would be considered Independent Trustees upon their election.

Why are the investment objectives being re-classified?

Shareholders must approve changes to fundamental investment objectives. Your approval of this proposal will permit the Board to authorize modifications in the Funds’ investment objectives as necessary to respond to changes in market conditions without the cost and delay of seeking shareholder approval. You will be notified if the Board approves a material change to your Fund’s investment objective in the future.

Why are you proposing to change the Funds’ fundamental restrictions?

Your Board, together with Heritage, has reviewed each Fund’s fundamental investment restrictions with the goal of simplifying and conforming them among the Funds. The proposal seeks shareholder approval of changes that are intended to further these goals and to provide each Fund, while following its investment objectives and strategies, with the

Your vote is very important. Please vote promptly.

flexibility to respond to changing markets, new investment opportunities and future changes in applicable law.

How would those revisions affect my Fund?

The proposed revisions are not expected to affect the manner in which your Fund is managed, level of investment risk or the investment strategies of your Fund.

Are there changes to the investment advisory agreements?

There are some changes to the investment advisory agreements. The primary change is the transfer of administrative services provided by the investment adviser to a separate administration agreement. Heritage will continue to provide the same services and there are no changes to the total fees charged to the Funds.

Are there changes to the subadvisory agreements?

There are some changes to the subadvisory agreements. The agreements are being updated primarily in connection with the new investment advisory agreements. The fees paid to subadvisers are paid by Heritage and not the Funds.

What is a manager of manager’s structure?

A manager of manager’s structure permits the investment adviser to hire new subadvisers or modify subadvisory agreements with existing subadvisers with the approval of the Board. In reviewing such agreements, the Board considers a number of factors, including the quality of services provided and the fees charged. The proxy statement details the factors considered in connection with these proposals.

How will a manager of manager’s structure help the Funds?

Under current laws, shareholders normally must approve new subadvisory agreements or changes to existing agreements. Your approval of this proposal will permit the Board to authorize Heritage to hire new subadvisers or change existing agreements, except those of affiliated subadvisers, if the need arises. The Funds will save money since shareholder action will not be required in that instance to implement the change.

Who is paying for the shareholder meeting and proxy statement?

The Funds and Heritage will pay for the expenses related to this proxy statement. Prompt voting by shareholders can help to avoid the added expense and delay associated with obtaining the necessary votes.

How does the Board suggest I vote in connection with the proposals that affect me?

After careful consideration, the Board unanimously recommends that you vote FOR the approval of each proposal that affects you and your Fund.

How do I vote my shares?

You can vote in any of the following ways:

Internet: Have your proxy card available. Vote on the Internet by accessing the website address on your proxy card. Enter your control number from your proxy card. Follow the instructions found on the website;

Telephone: Have your proxy card available. You may vote by telephone by calling the number on your proxy card. Enter the control number on the proxy card and follow the instructions provided. A confirmation of your telephone vote will be mailed to you; or

Mail: Vote, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

General rules for signing proxy cards.

These general rules for signing proxy cards may be of assistance to you and avoid the time and expense of validating your vote if you fail to sign your proxy card properly.

Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

Joint accounts: All parties should sign and the names of the parties signing should conform exactly to the names shown in the registration on the proxy card.

All other accounts: When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

Please contact Heritage Client Services at 800-421-4184 with any questions you may have about the proxy statement.

www.HeritageFunds.com

Heritage Fund Distributors, Inc., Member NASD

880 Carillon Parkway, St. Petersburg, FL 33716

(727) 567-8143 ♦ (800) 421-4184

©2006 Heritage Fund Distributors, Inc. 9/06